EXHIBIT 4.1


                       TENTH AMENDMENT TO CREDIT AGREEMENT
                                       AND
                              FORBEARANCE AGREEMENT

     THIS TENTH AMENDMENT TO CREDIT AGREEMENT AND FORBEARANCE AGREEMENT (this "AGREEMENT") is entered into as of January 31, 2002 by and among U.S. AGGREGATES, INC., a Delaware corporation (the "COMPANY"), various financial institutions (the "LENDERS") and BANK OF AMERICA, N.A., as agent for the Lenders (the "AGENT").

                                    RECITALS:

         WHEREAS, the Company, the Lenders and the Agent have entered into a Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Credit Agreement) pursuant to which, as of the date hereof, the Company is indebted and liable to the Agent and the Lenders for various Loans, other financial accommodations and obligations (the "INDEBTEDNESS");

         WHEREAS,   the parties  hereto desire to amend the Credit  Agreement in certain respects;

         WHEREAS, the Company and certain of the Lenders previously executed a Tenth Amendment to the Credit Agreement dated as of November 15, 2001, but such document never became effective; and

         WHEREAS, the Company is in default of certain provisions of the Credit Agreement and the Required Lenders have agreed to forbear to the extent, and on the terms and subject to the conditions, set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1        SECTION  AMENDMENTS  TO CREDIT  AGREEMENT. Effective on (and subject to the occurrence of) the Tenth Amendment Effective Date (as defined below):

         1.1 Section 1.1 of the Credit Agreement shall be amended by adding the following definitions thereto, each in its appropriate alphabetical position:

                  IDAHO SALE means the sale by Monroc of substantially all of its assets and properties used in its operations in the State of Idaho pursuant to the Agreement of Purchase and Sale of Asets dated as of February 5, 2002 among Oldcastle MMG, Inc., Monroc, the Company and Oldcastle Materials, Inc. for a purchase price of approximately $21,750,000 (with expected Net Cash Proceeds to the Agent pursuant to

         SECTION 6.2.1(A) of approximately $16,000,000), subject to adjustment as provided in such Agreement, which shall close no later than February 8, 2002.

                  IDAHO SALE CASH COLLATERAL ACCOUNT - see SECTION 6.2.1(A).

                  OPERATING BUDGET means a weekly budget for the Company and its Subsidiaries setting forth cash receipts and anticipated disbursements on a weekly basis for the period from February 1, 2002 through March 16, 2002 and delivered to the Lenders in connection with the effectiveness of the Tenth Amendment.

                  TENTH AMENDMENT means the Tenth Amendment to this Agreement and Forbearance Agreement dated as of January 31, 2002.

         1.2 Section 4.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  4.1 INTEREST RATES. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, as follows:

                  (a) at all times while such Loan is an ABR Loan, at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable ABR Margin; and

                  (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Applicable Eurodollar Margin;

         PROVIDED, HOWEVER, that upon notice to the Company from the Agent (acting upon the request of the Required Lenders) at any time an Event of Default exists, and for so long as such Event of Default continues, the interest rate applicable to all Loans shall be increased by 2%. Notwithstanding anything to the contrary herein, (i) each Term C Loan shall bear interest from and including the date of such Loan to but excluding the date such Loan is paid in full at a rate per annum equal to the Alternate Base Rate plus 7% (subject to the PROVISO to the immediately preceding sentence) and (ii) at all times after the Idaho Sale, a portion of the Loans in each Facility (other than the Term C Loans) equal to the principal amount of Loans in such Facility that would have been prepaid with the Net Cash Proceeds of the Idaho Sale but for CLAUSE (2) of the last PROVISO to SECTION 6.2.1 (with respect to each Facility, such Facility's "DEFERRED PREPAYMENT PORTION") shall bear interest at a rate per annum equal to the sum of the Alternate Base Rate plus 7% (subject to the PROVISO to the immediately preceding sentence), and the principal amount of Loans in each Facility in excess of such Facility's Deferred Prepayment Portion shall bear interest as set forth in the first sentence of this SECTION 4.1. For purposes of calculating interest on the Loans, all payments of principal on each Facility shall be applied first to the Deferred Prepayment Portion of such Facility and second to the remainder of such Facility.

         1.3 Section 6.2.1 of the Credit Agreement shall be amended by adding the following immediately after the existing text of CLAUSE (A):

         ; PROVIDED, FURTHER, that notwithstanding anything to the contrary set forth in this Agreement, the Net Cash Proceeds from the Idaho Sale shall be applied or distributed as follows: (1) FIRST to the Term C Loans, together with any Capitalized Interest and accrued interest on the principal amount prepaid and to fees attributable to the Term C Loans (with application first to fees thereon then due and owing, second to interest thereon then due and owing, and third to unpaid principal); (2) SECOND to a cash collateral account under the Agent's control and as to which the Company shall have the ability to make withdrawals therefrom only in the circumstances specified below (the "IDAHO SALE CASH COLLATERAL Account") in an amount not to exceed $5,000,000; (3) THIRD to pay the fees of the Lenders that are due and owing under Section 3 of the Seventh Amendment hereto dated as of May 29, 2001 and other fees and expenses of the Agent (including fees and expenses, or reserves to add to appropriate retainers in respect of such fees and expenses, of professional advisors to the Agent) and (4) FOURTH to the Loans as set forth above in this SECTION 6.2.1(A), IT BEING UNDERSTOOD that the Company shall be entitled to withdraw funds from the Idaho Sale Cash Collateral Account solely for (x) paying amounts specified in the Operating Budget or (y) prepayment of the Loans in accordance with this SECTION 6.2.1(A), and only if the following conditions precedent are satisfied (A) the Company shall have submitted to the Agent a written certification (executed by the Chief Executive Officer or Chief Financial Officer of the Company) describing the requested withdrawal specifying that the proceeds thereof will be applied to one of such permitted uses and certifying as to the following CLAUSES (B) and (C), which certification shall be in form and substance satisfactory to the Agent (PROVIDED that for purposes of paying amounts specified in the Operating Budget, the Company may only make one withdrawal per week in an amount not to exceed 115% of the aggregate expenses set forth in the Operating Budget for the then-current week plus the amount set forth in the Operating Budget for any prior week that was not spent in that week), (B) the representations and warranties of the Company set forth in Section 9 of this Agreement (excluding SECTION 9.6 and 9.8) shall be true and correct on such date of withdrawal (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date) and (C) other than the Specified Defaults (as defined in the Tenth Amendment), no Event of Default or Unmatured Event of Default shall exist.

         SECTION 2 FORBEARANCE. Subject to the satisfaction of the conditions precedent set forth in SECTION 4.2 below, the Agent and the Required Lenders agree that during the Forbearance Period (defined below) they will not (i) declare the Commitments to be terminated or declare all Notes and all other Indebtedness to be due and payable or (ii) commence any legal action or otherwise sue, foreclose or take any action under any of the Loan Documents to
(a) seek to enforce payment of the Indebtedness or (b) foreclose upon or otherwise enforce the security interests, liens or mortgages in, to or against any of the collateral granted to the Agent under the Collateral Documents (the "COLLATERAL"). When used herein, "FORBEARANCE PERIOD" means the period of time commencing on the Forbearance Effective Date and terminating on the earliest to occur of (i) 11:59 p.m. on March 16, 2002, (ii) the date on which the forbearance period under any Other Forbearance Agreement (defined below) shall have terminated and (iii) the occurrence of a Forbearance Default. The Agent may (and at the direction of the Required Lenders shall), if any Specified Default (defined below) exists upon the expiration or termination of the Forbearance Period, or upon the occurrence of any Forbearance Default, declare the Commitments to be terminated and/or declare all Notes and all other Indebtedness to be due and payable and otherwise exercise all rights and remedies under the Loan Documents. The Company agrees that, upon the expiration or termination of the Forbearance Period and without any further action on the part of the Agent or any Lender, any obligation of the Agent or any Lender to forbear from exercising rights under any of the Loan Documents, this Agreement or applicable law shall terminate and, thereafter, the Agent and the Lenders shall be entitled, in their sole discretion, to exercise any or all of such rights as they may deem appropriate.

         SECTION 3 ACKNOWLEDGMENTS; REPRESENTATIONS AND WARRANTIES.

         3.1 The Company expressly acknowledges and agrees that the obligation of the Company and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations. The Company acknowledges and agrees that each of the Loan Documents is the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms. The Company agrees that it shall, and shall cause each of its Subsidiaries to, not dispute the validity or enforceability of any of the Loan Documents, or any of its obligations thereunder, or the validity, priority, enforceability or extent of the Agent's security interest, mortgage or lien against any item of Collateral described in the Loan Documents, in any judicial, administrative or other proceeding, either during or following the expiration or termination of the Forbearance Period.

         3.2 The Company represents and warrants to the Agent and the Lenders that (a) the representations and warranties made in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement are true and correct on and as of the Tenth Amendment Effective Date and the Forbearance Effective Date with the same effect as if made on and as of the Tenth Amendment Effective Date and Forbearance Effective Date, as the case may be (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) other than the Specified Defaults, no Event of Default or Unmatured Event of Default exists or will result from the execution of this Agreement; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "AMENDED CREDIT AGREEMENT") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries; (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; (f) the obligation of the Company and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations; and (g) no Forbearance Default has occurred and is continuing.

         SECTION 4  EFFECTIVENESS.

         4.1 TENTH AMENDMENT EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective as of the date hereof on such date (the "TENTH AMENDMENT EFFECTIVE DATE") when the Agent shall have received (a) a counterpart of this Agreement executed by the Company and the Required Revolving Lenders, the Required Term A Lenders, and the Required Term B Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent:

         4.1.1.   REAFFIRMATION.  Counterparts of  the   Reaffirmation  of  Loan
Documents, substantially in the form of EXHIBIT A, executed by the Company, each Guarantor and each Pledgor.

         4.1.2. RESOLUTIONS. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Amended Credit Agreement and each other Loan Document contemplated by this Agreement to which the Company is a party.

         4.1.3. INCUMBENCY AND SIGNATURE CERTIFICATES. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Agreement and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

         4.1.4. OPERATING BUDGET. An operating budget for the period from February 1, 2002 through March 16, 2002 for the Company and its Subsidiaries (setting forth anticipated cash receipts and disbursements for each week in such month in an aggregate amount not to exceed $5,000,000).

         4.1.5. OTHER DOCUMENTS. Such other documents as the Agent or any Lender may reasonably request.

         4.2      FORBEARANCE  EFFECTIVENESS. The   forbearance   set  forth  in
SECTION 2 above shall become effective as of the date hereof (the "FORBEARANCE EFFECTIVE DATE"), if and only if:

         4.2.1. EXECUTION OF THIS AGREEMENT. The Agent shall have received counterparts of this Agreement duly executed by the Company and the Required Lenders.

         4.2.2. ABSENCE OF DEFAULT. No Forbearance Default or Unmatured Event of Default or Event of Default (other than the defaults listed on EXHIBIT B hereto (the "SPECIFIED DEFAULTS")) under the Loan Documents shall have occurred and be continuing.

         4.2.3. AGREEMENTS WITH OTHER LENDERS. The Company shall have entered into one or more forbearance agreements (collectively, the "OTHER FORBEARANCE AGREEMENTS") that are binding upon, and in full force and effect with respect to, (i) each of the holders of the 1996 Subordinated Notes, the 1998 Subordinated Notes and the 2001 Subordinated Note and (ii) BancBoston Leasing and Fleet Capital Corporation, and shall have disclosed the terms of each thereof to the Lenders, and in each case the terms of which shall be acceptable to the Agent.

         4.2.4. REAFFIRMATION. The Agent shall have received counterparts of the Reaffirmation of Loan Documents, substantially in the form of EXHIBIT A, executed by the Company, each Guarantor and each Pledgor.


It is the current intention of the undersigned Lenders to forbear as specified in the first sentence of SECTION 2 hereof if the conditions set forth in SECTIONS 4.2.1, 4.2.2 and 4.2.4 are satisfied from the date such conditions are satisfied until the earlier to occur of (x) termination of the Forbearance Period that would have commenced had all conditions set forth in this SECTION
4.2 been satisfied on such date and (y) any acceleration of maturity, or the exercise of any other remedy, by any holder of the 1996 Subordinated Notes, the 1998 Subordinated Notes or the 2001 Subordinated Note, BancBoston Leasing or Fleet Capital Corporation.

         SECTION 5  MISCELLANEOUS.

         5.1      CONTINUING EFFECTIVENESS, ETC.

         5.1.1. Except as otherwise expressly provided in this Agreement, and both during and following the expiration or termination of the Forbearance Period, the Loan Documents shall each remain in full force and effect, and shall not be waived, modified, supplemented, superseded or otherwise affected by this Agreement. This Agreement is not a novation nor is it to be construed as, or otherwise deemed to be, a release, waiver or modification of any term, condition, representation, warranty, covenant, right or remedy set forth in any of the Loan Documents, except as specifically set forth herein. The Agent and the Lenders specifically reserve any and all rights, claims and remedies that they have or may have against the Company under any of the Loan Documents, applicable law or otherwise.

         5.1.2. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Tenth Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

         5.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

         5.3 EXPENSES. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel and the reasonable fees of PricewaterhouseCoopers, L.L.P. ("PWC"), which shall continue to be retained as financial advisor to the Agent) in connection with the preparation, execution and delivery of this Agreement and the ongoing work being done by PwC in connection with the workout of the Company's Debt.

         5.4 GOVERNING LAW. This Agreement shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

         5.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

         5.6      LOAN DOCUMENT.  This Agreement is a Loan Document.

         5.7 FORBEARANCE DEFAULTS. The following events shall constitute "FORBEARANCE DEFAULTS": (a) the Company fails to observe or perform any term, covenant, or agreement binding on it contained in this Agreement, any of the Loan Documents, or any other agreement, instrument or document executed in connection with any of the foregoing; (b) the occurrence of an Event of Default or Unmatured Event of Default, other than a Specified Default; or (c) any warranty made by the Company herein is untrue or misleading in any material respect. Upon the expiration or termination of the Forbearance Period, the Agent and the Lenders shall be entitled (but not required) to exercise any of their rights and remedies under any of the Loan Documents or applicable law, including, without limitation, the right to terminate the Commitments, to declare all of the Indebtedness to be immediately due and payable and to enforce its liens on, and security interests in, the Collateral. The occurrence of any Forbearance Default shall constitute an Event of Default under the Loan Documents.

         SECTION 6 RELEASE OF CLAIMS. THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF LIABILITY OF THE COMPANY TO REPAY THE AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR ANY LENDER. THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, AND THE AGENT'S AND EACH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH THEY MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR ANY SUCH LENDER, AND THE AGENT'S OR SUCH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS AGREEMENT.

         Delivered as of the day and year first above written.

1

                   U.S. AGGREGATES, INC.


                  By:
                     --------------------------------------------------------
                  Title:
                        -----------------------------------------------------


                   BANK OF AMERICA, N.A., as Agent


                  By:
                     --------------------------------------------------------
                  Title:
                        -----------------------------------------------------


                   BANK OF AMERICA, N.A., as a Lender and as Issuing Lender


                  By:
                     --------------------------------------------------------
                  Title:
                        -----------------------------------------------------


                   FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as a Lender


                  By:
                     --------------------------------------------------------
                  Title:
                        -----------------------------------------------------


                   NATIONAL CITY BANK, as a Lender


                  By:
                     --------------------------------------------------------
                  Title:
                        -----------------------------------------------------

                     BANK OF SCOTLAND, as a Lender


                    By:
                       --------------------------------------------------------
                    Title:
                          -----------------------------------------------------


                     IBJ WHITEHALL BANK AND TRUST COMPANY, as a Lender


                    By:
                       --------------------------------------------------------
                    Title:
                          -----------------------------------------------------


                     COMERICA BANK - CALIFORNIA, as a Lender


                    By:
                       --------------------------------------------------------
                    Title:
                          -----------------------------------------------------


                     ZIONS FIRST NATIONAL BANK, as a Lender


                    By:
                       --------------------------------------------------------
                    Title:
                          -----------------------------------------------------


                     UNION BANK OF CALIFORNIA, N.A., as a
                     Lender

                    By:
                       --------------------------------------------------------
                    Title:
                          -----------------------------------------------------

                 PILGRIM PRIME RATE TRUST, as a Lender

                 By: Pilgrim Investments, Inc., as its Investment Manager

                By:
                   --------------------------------------------------------
                Title:
                      -----------------------------------------------------


                 SENIOR DEBT PORTFOLIO

                 By: Boston Management and Research, as Investment Advisor

                By:
                   --------------------------------------------------------
                Title:
                      -----------------------------------------------------


                 EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

                 By: Eaton Vance Management, as Investment Advisor

                By:
                   --------------------------------------------------------
                Title:
                      -----------------------------------------------------


                 EATON VANCE SENIOR INCOME TRUST

                 By: Eaton Vance Management, as Investment Advisor

                By:
                   --------------------------------------------------------
                Title:
                      -----------------------------------------------------


                KZH-HIGHLAND - 2 LLC

                By:
                   --------------------------------------------------------
                Title:
                      -----------------------------------------------------

           ARCHIMEDES FUNDING II, LLC

           By: ING Capital Advisors, LLC, as Collateral Manager

           By:
              --------------------------------------------------------
           Title:
                 -----------------------------------------------------


           ARCHIMEDES FUNDING III, LLC

           By: ING Capital Advisors, LLC, as Collateral Manager

           By:
              --------------------------------------------------------
           Title:
                 -----------------------------------------------------


           SEQUILS-ING 1 (HBDGM), LTD.

           By: ING Capital Advisors, LLC, as Collateral Manager

           By:
              --------------------------------------------------------
           Title:
                 -----------------------------------------------------


           BANK ONE, N.A.

           By:
              --------------------------------------------------------
           Title:
                 -----------------------------------------------------


           BRANCH BANKING AND TRUST COMPANY

           By:
              --------------------------------------------------------
           Title:
                 -----------------------------------------------------

                                     HIGHLAND CRUSADER OFFSHORE PARTNERS

                                           By:________________________________
                                           Title:_____________________________

                                    EXHIBIT A

                              FORM OF REAFFIRMATION
                                OF LOAN DOCUMENTS
                              ---------------------

                                                          as of January 31, 2002


Bank of America, N.A., as Agent
and the other parties to the Third
Amended and Restated Credit
Agreement referred to below
1455 Market Street
San Francisco, California  94103
Attn:  Agency Management Services #5596

                                   RE:  REAFFIRMATION OF LOAN DOCUMENTS


Ladies and Gentlemen:

        Please refer to:

     1. The Amended and Restated Security Agreement dated as of June 5, 1998 (the "SECURITY AGREEMENT") among U.S. Aggregates, Inc. (the "COMPANY"), Western Aggregates Holding Corporation, a Delaware corporation, Jensen Construction and Development, Inc., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products Inc., a Utah corporation, Cox Transport Corporation, a Utah corporation, SRM Holdings Corp., a Delaware corporation, SRM Aggregates, Inc., an Alabama corporation, A-Block Company, Inc., an Arizona corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc., a Nevada corporation, Mulberry Rock Corporation, a Georgia corporation, Valley Asphalt, Inc., a Utah corporation, BHY Ready Mix, Inc., a Tennessee corporation, Geodyne Beck Rock Products, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-State Testing Laboratories, Inc., a Utah corporation, Dekalb Stone, Inc., a Georgia corporation, Bradley Stone & Sand, Inc., a Tennessee corporation, Monroc, Inc., a Delaware corporation, Western Aggregates, Inc., a Utah corporation, Eagle Valley Materials, Inc., Nevada Aggregates, Inc., Bama Crushed Corporation, Grove Materials Corporation and Bank of America, N.A. in its capacity as Agent (in such capacity, the "AGENT");

     2. The Amended and Restated Guaranty dated as of June 5, 1998 (the "GUARANTY") executed in favor of the Agent and various other parties by Western Aggregates Holding Corporation, Jensen Construction and Development, Inc., Sandia Construction, Inc., Cox Rock


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


Products Inc., Cox Transport Corporation, SRM Holdings Corp., SRM Aggregates, Inc., A-Block Company, Inc., A-Block Company, Inc., Mohave Concrete and Materials, Inc., Mohave Concrete and Materials, Inc., Mulberry Rock Corporation, Valley Asphalt, Inc., BHY Ready Mix, Inc., Geodyne Beck Rock Products, Inc., Western Rock Products Corp., Tri-State Testing Laboratories, Inc., Dekalb Stone, Inc ., Bradley Stone & Sand, Inc., Monroc, Inc., Eagle Valley Materials, Inc., Nevada Aggregates, Inc., Bama Crushed Corporation, Grove Materials Corporation ;

     3.       The following Pledge Agreements:

     (a) the Amended and Restated Company Pledge Agreement dated as of June 5, 1998 between the Company and the Agent, and

     (b) the Amended and Restated Subsidiary Pledge Agreement dated as of June 5, 1998 between Western Aggregates Holding Corp., Western Rock Products Corp., SRM Holdings Corp., Southern Ready Mix, Inc., Monroc, Inc., and the Agent,

(all of the foregoing Pledge Agreements, in each case as heretofore amended, being collectively referred to herein as the "PLEDGE AGREEMENTS").

     4. The Patent Security Agreement made as of March 30, 1995 by Cox Rock Products Inc. in favor of the Agent (the "PATENT SECURITY AGREEMENT").

     5. Each other Loan Document (as defined in the Credit Agreement referred to below).

     The Security Agreement, the Guaranty, the Pledge Agreements, the Patent Security Agreement and the other Loan Documents referred to above, in each case as heretofore amended, are collectively referred to herein as the "DOCUMENTS". Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

     Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the Tenth Amendment to Credit Agreement and Forbearance Agreement (the "AGREEMENT") with respect to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

     Each of the undersigned hereby (i) confirms that each Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Agreement and that, upon the Tenth Amendment Effective Date, all references in such Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Agreement, (ii) acknowledges and agrees that its obligations under the Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever thereto and (iii) VOLUNTARILY AND KNOWINGLY RELEASES AND

FOREVER DISCHARGES THE AGENT AND THE LENDERS, AND THE AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE FOREGOING AGREEMENT IS EXECUTED, WHICH IT MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR ANY SUCH LENDER, AND THE AGENT'S OR SUCH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT, AND NEGOTIATION AND EXECUTION OF THE FOREGOING AGREEMENT.

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


        The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                            U.S. AGGREGATES, INC.

                                          By:_______________________________
                                          Title:____________________________


                                          SRM HOLDINGS CORP.

                                          By:________________________________
                                          Title:_____________________________


                                          WESTERN AGGREGATES HOLDING CORP.

                                          By:________________________________
                                          Title:_____________________________


                                          WESTERN ROCK PRODUCTS CORP.

                                          By:________________________________
                                          Title:_____________________________


                                          JENSEN CONSTRUCTION & DEVELOPMENT,
                                          INC.

                                          By:________________________________
                                          Title:_____________________________

                                          SANDIA CONSTRUCTION, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          TRI-STATE TESTING LABORATORIES, INC.

                                          By:________________________________
                                          Title:_____________________________

                                          MOHAVE CONCRETE AND MATERIALS, INC.,
                                          a Nevada corporation

                                          By:________________________________
                                          Title:_____________________________


                                          MOHAVE CONCRETE AND MATERIALS, INC.,
                                          an Arizona corporation

                                          By:________________________________
                                          Title:_____________________________


                                          A-BLOCK COMPANY, INC.,
                                          an Arizona corporation

                                          By:________________________________
                                          Title:_____________________________


                                          A-BLOCK COMPANY, INC.,
                                          a California corporation

                                          By:________________________________
                                          Title:_____________________________

                                          COX ROCK PRODUCTS, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          COX TRANSPORT CORPORATION

                                          By:________________________________
                                          Title:_____________________________


                                          VALLEY ASPHALT, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          GEODYNE BECK ROCK PRODUCTS, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          SRM AGGREGATES, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          DEKALB STONE, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          MULBERRY ROCK CORPORATION

                                          By:________________________________
                                          Title:_____________________________

                                          BHY READY MIX, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          BRADLEY STONE & SAND, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          MONROC, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          WESTERN AGGREGATES, INC.

                                          By:________________________________
                                          Title:_____________________________


                                          EAGLE VALLEY MATERIALS, INC.

                                          By:________________________________
                                          Title:________________________

                                          NEVADA AGGREGATES, INC.

                                          By:________________________________
                                          Title:_____________________________

                                          BAMA CRUSHED CORPORATION

                                          By:________________________________
                                          Title:__________________________

                                          GROVE MATERIALS CORPORATION

                                          By:________________________________
                                          Title:_____________________________

ACKNOWLEDGED AND AGREED
as of the date first written above

BANK OF AMERICA, N.A., as Agent


By:________________________________
Title:_______________________________

                                    EXHIBIT B

                               SPECIFIED DEFAULTS

1. Any Event of Default caused by failure to pay the Term C Loans (and all Capitalized Interest and other amounts owing with respect thereto) on January 31, 2002.

2. Any Event of Default caused by failure to pay the interest in cash on the Loans on at any time from and including January 31, 2002 through and including the termination of the Forbearance Period.

3. Any Event of Default caused by failure to pay fees on at any time from and including January 31, 2002 through and including the termination of the Forbearance Period.

4. Any Event of Default caused by the failure to comply with Section 10.6.4 of the Credit Agreement on December 31, 2001.

5. Any Event of  Default  caused by the  failure of the  Company to comply  with
Section 6.2.1(b) of the Credit Agreement at any time during the Forbearance Period.


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